SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 2, 2002

ACCEPTANCE INSURANCE COMPANIES INC.
(Exact name of registrant as specified in its charter)

                                      Delaware                        1-7461                            31-0742926
                              (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                                                                                Identification Number)

535 West Broadway
Council Bluffs, Iowa 51503
(Address of Principal Executive Offices)
(Zip Code)

Registrant's Telephone Number, Including Area Code:
(712) 328-3918

   __________

Not applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

ACCEPTANCE SEEKS EXPANSION OF AGRICULTURAL OPERATIONS

For Immediate Release

(Council Bluffs, Iowa—August 2, 2002) Acceptance Insurance Companies Inc. (NYSE:AIF) announced today that the Company had retained Philo Smith & Co. as a financial advisor to assist the Company in expanding its agricultural risk management operations.

American Agrisurance, Inc. and American Growers Insurance Company are wholly owned subsidiaries of the Company, and provide agricultural risk management products and services throughout the United States.

Philo Smith & Co. is a leading US-based investment bank specializing in insurance and other financial service companies worldwide.

Contacts:

John E. Martin
President and Chief Executive Officer
Acceptance Insurance Companies Inc.
800.999.7475

Dwayne D. Hallman
Chief Financial Officer
Acceptance Insurance Companies Inc.
800.999.7475